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                                                                    EXHIBIT 21.1



                                 SUBSIDIARIES



     The following is a list of all significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X, of the Company.



     Company                               State of Incorporation
     -------                               ----------------------



     Horizon Vessels, Inc.                         Delaware



     Horizon Offshore Contractors, Inc.            Delaware